UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2019

8x8, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38312	77-0142404
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2125 O’Nel Drive

San Jose, CA

95131

(Address of principal executive offices) (Zip Code)

(408) 727-1885

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
COMMON STOCK, PAR VALUE $.001 PER SHARE	EGHT	New York Stock Exchange

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Major General Guy L. Hecker, Jr. retired from the board of directors (the “Board”) of 8x8, Inc. (the “Company”) after more than 20 years of service to the Company, effective May 6, 2019. In connection with Mr. Hecker’s resignation, Mr. Hecker also stepped down as Lead Independent Director of the Board, as a member of the Audit and Compensation Committees, and as Chair of the Nominating and Governance Committee.

(d)

On May 6, 2019, the Board appointed Todd Ford to the Board of the Company, commencing June 1, 2019. Mr. Ford’s initial term will expire at the 2019 annual meeting of stockholders (the “2019 Annual Meeting”), concurrently with the terms of the other members of the Board. Effective with his appointment as director, Mr. Ford will also serve as Chair of the Audit Committee of the Board and as a member of the Compensation Committee of the Board.

In connection with his appointment to the Board, Mr. Ford will be granted two awards of restricted stock units (“RSUs”), in accordance with the Company’s non-employee director compensation policy. Under that policy, Mr. Ford, as a new non-employee director of the Board, will receive on June 1, 2019: (a) an RSU award with a value up to $175,000, prorated based on the amount of time left in his initial term, that will vest in full upon completion of his initial term of service at the 2019 Annual Meeting; and (b) an RSU award with a value of $100,000, vesting in two equal installments on the first and second anniversaries of the date of grant, subject to his continued service.

Mr. Ford is Chief Financial Officer of Coupa Software Incorporated (“Coupa”). During the fiscal year ended March 31, 2019, Coupa was a customer of the Company and paid the Company approximately $270,000 pursuant to a contract for services entered into between the Company and Coupa in 2017.

In connection with the appointment of Mr. Ford and retirement of Mr. Hecker, the Board made the following additional changes: appointed Dr. Jaswinder Pal (“J.P.”) Singh as Lead Independent Director and as a member of the Governance & Nominating and Compensation Committees, effective May 6, 2019; and appointed Monique Bonner as Chair of the Governance and Nominating Committee, effective May 6, 2019.

A copy of the Company’s press release announcing the appointment of Mr. Ford and the resignation of Mr. Hecker is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated May 8, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2019

8X8, INC.

By: /s/ Steven Gatoff
Steven Gatoff
Chief Financial Officer